SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:                 |_|  Confidential, for Use of the
|_|  Preliminary Proxy Statement                Commission Only (as permitted
|X|  Definitive Proxy Statement                 by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to |_| Rule 240.14a-11(c) or
     |_| Rule 240.14a-12

                                  Innovex, Inc.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  |X|       No fee required
  |_|       $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item
            22(a)(2) of Schedule 14A
  |_|       Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
            and 0-11.

           (1) Title of each class of securities to which transaction applies:
           (2) Aggregate number of securities to which transactions applies:
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           (4)      Proposed maximum aggregate value of transaction:
           (5)      Total fee paid:

   |_|      Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)      Amount Previously Paid:
            (2)      Form, Schedule or Registration Statement No.:
            (3)      Filing Party:
            (4)      Date Filed:

                                 [LOGO] INNOVEX


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               JANUARY 22, 1998


     Notice is hereby given that the Annual Meeting of Shareholders of Innovex, Inc. will be held at the Lutheran Brotherhood Building, Minneapolis, Minnesota on Thursday, January 22, 1998 at 3:30 p.m., Central Standard Time, for the following purposes:

     1. To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

     2. To approve the selection of the Company's independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on December 12, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.


                                        By Order of the Board of Directors,


                                        Mary E. Curtin,
                                        SECRETARY TO THE BOARD


Hopkins, Minnesota
December 17, 1997


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

                                  INNOVEX, INC.

                                 PROXY STATEMENT


     This Proxy Statement is furnished to the shareholders of Innovex, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 22, 1998. The cost of this solicitation will be borne by the Company. In addition to the solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

     The Company has outstanding only one class of stock, $.04 par value Common Stock, of which 14,641,904 shares were issued and outstanding and entitled to vote at the close of business of December 12, 1997. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on December 12, 1997 will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The Company's corporate offices are located at 530 Eleventh Avenue South, Hopkins, Minnesota 55343, and its telephone number is (612) 938-4155. The mailing of this Proxy Statement to shareholders of the Company commenced on or about December 17, 1997.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table includes information as of December 12, 1997 concerning the beneficial ownership of Common Stock of the Company by (i) all persons who are known to the Company to beneficially hold more than five percent of the Common Stock of the Company, (ii) each of the directors of the Company, (iii) each current executive officer named in the Summary Compensation Table on page 7, and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, all shares represent sole voting and investment power.


      NAME AND ADDRESS              AMOUNT AND NATURE OF     PERCENT
     OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP     OF CLASS
   ----------------------------   -----------------------   ---------
    Thomas W. Haley(1)(2)               838,520(3)             5.7%
     2421 Crowne Hill Road
     Minnetonka, MN 55305

    Navellier & Associates, Inc.        762,835                5.2%
     1 East Liberty, 3rd Fl.
     Reno, NV 89501

    Gerald M. Bestler(1)                 16,454(4)              *

    Mary E. Curtin(1)(2)                 26,750(5)(6)(7)        *

    Willis K. Drake(1)                   22,800(4)              *

    William J. Miller(1)                  1,000(4)              *

    Michael C. Slagle(1)                 27,381(4)              *

    Bernt M. Tessem(1)                   21,350(4)              *

    Allan J. Chan(2)                     12,600(4)              *

    Douglas W. Keller(2)                 12,400(4)(8)           *

    William P. Murnane(2)                24,000(4)(7)           *

    All Directors and Officers
     as a Group (11 persons)          1,021,255(4)             7.0%

------------------
*Less than 1%

(1) Serves as a director of the Company and has been nominated for election.

(2) Serves as an executive officer of the Company and appears in the Summary Compensation Table on page 5 hereof.

(3) Excludes 26,750 shares beneficially owned by Ms. Curtin, Mr. Haley's spouse.

(4) Includes the following number of shares which may be purchased pursuant to the exercise of stock options within sixty days from the date hereof: Mr. Bestler, 4,512 shares; Mr. Drake, 1,000 shares; Mr. Miller, 1,000 shares; Mr. Slagle, 7,566 shares; Mr. Tessem, 1,000 shares; Mr. Chan, 12,000 shares; Mr. Keller, 2,400 shares; Mr. Murnane, 24,000 shares; and all directors and officers as a group, 53,478 shares.

(5) Excludes 838,520 shares owned by Mr. Haley, Ms. Curtin's spouse.

(6) Includes 6,000 shares indirectly owned through a self-directed pension plan.

(7) Ms. Curtin and Mr. Murnane are first cousins.

(8) Includes 1,400 shares held by Mr. Keller's spouse.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Company has a Board of Directors consisting of seven persons elected annually to serve until the next annual meeting of stockholders or until their successors are elected. The Board of Directors has nominated for election the seven persons named below. Proxies cannot be voted for a greater number of persons than the number of nominees named below. All of the nominees are currently members of the Board of Directors and were elected by the shareholders. It is intended that proxies solicited will be voted for such nominees. The Board of Directors believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.


     The names, ages and principal occupations of the nominees are set forth below, based upon information furnished to the Company by the nominees.


                                        PRINCIPAL OCCUPATION AND                                     DIRECTOR
NAME AND AGE                            OTHER DIRECTORSHIPS                                            SINCE
------------------------   -----------------------------------------------------------------------   ---------
Thomas W. Haley* (61)      Chairman and Chief Executive Officer of the Company.                        1972

Michael C. Slagle (62)     Retired; former owner of Minnesota Benefit Planners, an                     1972
                           insurance brokerage and consulting firm.

Bernt M. Tessem (67)       Independent Sales Consultant since October 1992.                            1976

Gerald M. Bestler (68)     Retired; formerly Executive Vice President of BMC Industries                1988
                           Inc., an optical and electronic components manufacturer, and
                           President of the Precision Etched Products Group of BMC
                           Industries Inc. Mr. Bestler is also a Director of ANCOR
                           Communications.

Willis K. Drake (74)       Retired; formerly President and Chief Executive Officer of Data             1988
                           Card Corporation, a manufacturing company. Mr. Drake is also a director of Analysts International, Inc., Digi International, Inc. and
                           Telident, Inc.

Mary E. Curtin* (50)       Executive Vice President, Corporate for the Company since April             1995
                           1997, Vice President and General Counsel for the Company from
                           January 1996 through April 1997. Prior to joining the Company,
                           Ms. Curtin practiced law for 23 years as an attorney with the
                           United States Department of Justice, the Board of Governors of
                           the Federal Reserve System, as a partner at Lindquist & Vennum
                           P.L.L.P., and as a partner at Curtin and Barnes in Minneapolis.


                                        PRINCIPAL OCCUPATION AND                                DIRECTOR
NAME AND AGE                            OTHER DIRECTORSHIPS                                      SINCE
------------------------   -----------------------------------------------------------------   ----------
William J. Miller (52)     Chief Executive Officer, Director and Chairman of Avid                1995
                           Technology, a computer systems firm from April 1996 to present.
                           Chairman and Chief Executive Officer of Quantum Corporation
                           from August 1993 until October 1995. From March 1992 until
                           August 1993, Mr. Miller served as Chief Executive Officer of
                           Quantum Corporation. Prior to 1992, Mr. Miller served in various executive capacities for Control Data Corporation and its
                           Imprimis Technology, Inc. subsidiary including Executive Vice
                           President, Control Data and President, Information Services
                           Group; Executive Vice President and Chief Financial Officer; and
                           President and Chief Executive Officer, Imprimis.

------------------
*Mr. Haley and Ms. Curtin are spouses.


OTHER INFORMATION REGARDING THE BOARD

     MEETINGS. The Board of Directors met four times during fiscal year 1997. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he or she served.

     BOARD COMMITTEES. The Company has an Audit Committee, a Compensation Committee and a Stock Option Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors. The Audit Committee, which during the last fiscal year consisted of Messrs. Bestler, Slagle and Drake, met one time during fiscal year 1997. The Audit Committee recommends the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal controls of the Company. The Compensation Committee, which during the past fiscal year consisted of Messrs. Haley, Bestler, Drake and Tessem, met one time during fiscal year 1997. The Compensation Committee assists management in making recommendations to the Board with respect to officers' and key employees' salaries and bonuses. The Stock Option Committee, which during the past fiscal year consisted of Messrs. Miller, Haley and Slagle, met one time during fiscal year 1997. The Stock Option Committee makes recommendations to the Board with respect to awarding stock options to the Company's key personnel. The Company does not have a nominating committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending September 30, 1997, 1996 and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Thomas W. Haley, the Company's Chief Executive Officer, and each of the other individuals who served as executive officers of the Company during the fiscal year ending September 30, 1997 (together with Mr. Haley, the "Named Executives"), whose total cash compensation exceeded $100,000 during fiscal year 1997 in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE


                                                                     LONG TERM
                                                                    COMPENSATION
                                               ANNUAL COMPENSATION     AWARDS
                                              --------------------- -------------
                                                                     SECURITIES
                                                                     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR    SALARY     BONUS       OPTIONS     COMPENSATION(1)
-------------------------------------- ------ ---------- ---------- ------------- ----------------
    Thomas W. Haley                    1997    $209,520   $150,000         --          $4,626
     Chairman and Chief                1996     183,538    150,000         --           4,345
     Executive Officer                 1995     178,500    150,000         --           4,518

    Allan J. Chan                      1997     149,520    110,000     30,000           4,203
     Vice President and                1996     126,167    110,000         --           4,953
     General Manager/                  1995      89,966     62,500     30,000           2,699
     Precision Products

    Mary E. Curtin                     1997     164,712     50,000         --           1,500
     Executive Vice President          1996     109,038     50,000         --              --
                                       1995          --         --         --              --

    Douglas W. Keller                  1997      84,637     45,000     12,000           4,150
     Vice President, Finance           1996      74,847     40,000         --           3,184
                                       1995      64,453     40,000     10,000           3,134

    William P. Murnane                 1997     139,328     75,000     30,000           4,422
     Vice President and                1996     133,077     45,000         --           1,350
     General Manager/                  1995      22,212     25,000     70,000              --
     Litchfield Precision Components

------------------
(1) These amounts represent Company matching contributions to the Company's 401(k) plan on behalf of such employees.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executives during fiscal year 1997:


                        OPTION GRANTS IN LAST FISCAL YEAR


                                             INDIVIDUAL GRANTS                  POTENTIAL REALIZABLE
                           -----------------------------------------------------        VALUE
                                                                                  AT ASSUMED ANNUAL
                                                                                         RATES
                               NUMBER        % OF TOTAL                             OF STOCK PRICE
                           OF SECURITIES       OPTIONS                                APPRECIATION
                             UNDERLYING      GRANTED TO    EXERCISE                 FOR OPTION TERM
                              OPTIONS       EMPLOYEES IN     PRICE    EXPIRATION  --------------------
NAME                          GRANTED        FISCAL YEAR   PER SHARE     DATE         5%        10%
-------------------------- --------------- -------------- ----------- ----------- ---------- ---------
Thomas W. Haley  .........         --             --              --          --         --         --
Allan J. Chan ............     30,000            7.8%      $ 10.2188    10-23-06   $192,795   $488,583
Mary E. Curtin   .........         --             --              --          --         --         --
Douglas W. Keller   ......     12,000            3.1%        10.2188    10-23-06     77,118    195,433
William P. Murnane  ......     30,000            7.8%        10.2188    10-23-06    192,795    488,583

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during fiscal year 1997 and the unexercised options held as of September 30, 1997:


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                               OPTIONS                      OPTIONS
                                                              AT FY-END              AT FISCAL YEAR-END(1)
                                                    ----------------------------- ----------------------------
                       SHARES ACQUIRED    VALUE
NAME                   ON EXERCISE       REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------- ----------------- ---------- ------------- --------------- ------------- --------------
Thomas W. Haley ......          --              --         --             --
Allan J. Chan   ......      21,600        $480,397      6,000         51,000        $141,187      $1,170,872
Mary E. Curtin  ......          --              --         --             --              --
Douglas W. Keller  ...      17,600         432,603         --         20,400              --         474,661
William P. Murnane ...      10,000         251,512     18,000         72,000         457,222       1,727,786

------------------
(1) Based on a per share price of $32.25, which was the closing sale price for the Company's Common Stock on September 30, 1997, the last trading day of the Company's fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Haley, the Chairman and Chief Executive Officer of the Company, served on the Board of Directors' Stock Option Committee during fiscal year 1997. Mr. Haley was not granted any stock options during fiscal year 1997.

JOINT REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

     The Compensation Committee of the Board of Directors consists of Mr. Haley, the Chairman and Chief Executive Officer at the Company, and Messrs. Bestler, Drake and Tessem, each of which is an independent outside Director. The Compensation Committee meets as required and is responsible for setting the salaries and levels of incentive awards for the officers and key personnel of the Company. The Stock Option Committee of the Board of Directors consists of Mr. Haley, the Chairman and Chief Executive Officer of the Company, and Messrs. Miller and Slagle, each of which is an outside Director. The Stock Option Committee meets as required and is responsible for awarding stock options based compensation to the Company's key personnel.

     COMPENSATION PHILOSOPHY. The Compensation and Stock Option Committees' governing philosophy for determining compensation levels is designed to attract and retain the highest quality personnel possible consistent with the Company's resources and capabilities. Executive compensation is broken into the following components:

          1. BASE SALARIES. Base salaries for executive management and officers of the Company are intended to be competitive with companies of similar market capitalization and revenue levels. The base salaries are also intended to recognize individual achievements and assist the Company in attracting and retaining qualified executives.

          2. BONUS PROGRAM. Cash bonuses are awarded annually as appropriate. The bonus awards are based on both Company and divisional performance with consideration given to the individual's contribution to the Company's performance.

          3. STOCK OPTIONS. Stock options encourage and reward effective management that results in long-term corporate financial success, as measured by stock price appreciation. Stock options only have value for the executive officers if the price of the Company's stock appreciates in value from the date the options are granted.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The salary and bonus of the Chief Executive Officer is set by and subject to the discretion of the Compensation Committee with Board of Director approval. The compensation for Thomas W. Haley, the Chief Executive Officer, was determined by using a process and philosophy similar to that used for all executives but Mr. Haley abstains from voting on his own compensation.

     SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS:

             Compensation Committee:       Stock Option Committee:
             Thomas W. Haley, Chairman     William J. Miller, Chairman
             Gerald M. Bestler             Thomas W. Haley
             Willis K. Drake               Michael C. Slagle
             Bernt M. Tessem

     The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

STOCK PERFORMANCE

     The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Stock Market (U.S. and Foreign Companies) Index and the Nasdaq Non-Financial Index. The graph compares the cumulative total return of the Company's Common Stock as of the end of each of the Company's last five fiscal years on $100 invested as of September 30, 1992, assuming the reinvestment of all dividends and after giving effect to a 3 for 2 stock split on May 31, 1995 and a 2 for 1 stock split on December 23, 1996:

[GRAPHIC OMITTED]

                                                     FISCAL YEAR ENDING SEPTEMBER 30
                               ----------------------------------------------------------------------------
                                  1992         1993         1994         1995         1996          1997
                               ----------   ----------   ----------   ----------   ----------   -----------
Innovex, Inc.   ............    $ 100.00     $ 283.28     $ 304.10     $ 985.19     $ 848.31    $2,950.65
Nasdaq Non-Financial  ......      100.00       130.20       129.47       180.45       210.68       282.93
Nasdaq Stock Market   ......      100.00       131.72       132.50       181.33       213.81       294.16

DIRECTOR COMPENSATION

     Directors who are not employees of the Company (currently all directors except Mr. Haley and Ms. Curtin) are paid an annual cash retainer fee of $7,000, $1,000 for each board of directors meeting attended and $500 for each board committee meeting attended. In addition, each non-employee director receives an automatic grant of options to purchase 1,000 shares of Common Stock at an exercise price equal to the fair market value of such Common Stock on the date on which such director is elected or re-elected.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Mr. Chan, Ms. Curtin, Mr. Keller and Mr. Murnane. Those employment agreements provide, among other things, for those individuals' employment to continue for a period of 90 days following, and for a lump sum cash severance payment of from 3 to 6 months' salary in the event of, involuntary termination other than for cause, termination of the Company's operations due to bankruptcy or insolvency, total disability of the employee, a change in control of the Company or constructive termination of the employee. In general, a "change in control" would occur when there has been any change in the controlling persons reported in the Company's proxy statements, when 20% or more of the Company's outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute a majority of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company's stockholders vote to liquidate or dissolve the Company. However, a "change in control" would not occur if any of these events are authorized, approved or recommended by the Board of Directors. The employment agreement also prohibits disclosure of confidential information concerning the Company and requires disclosure of and assignment of inventions, discoveries and other works relating to those individuals' employment. The employment agreement contains a covenant not to compete with the Company at any time during employment with the Company and for a period of 6 months after employment is terminated. If a change in control had occurred as of the end of fiscal 1997, the following individuals would have received the approximate payment indicated pursuant to the employment agreements: Mr. Chan, $75,000; Ms. Curtin, $82,500; Mr. Keller, $21,250; Mr. Murnane, $70,000; and all current executive officers as a group, $323,750.

CERTAIN TRANSACTIONS

     The Company purchased life, disability, and dental insurance for its employees through Minnesota Benefit Planners, an insurance brokerage and consulting firm which, until its sale effective March 31, 1997, was owned by Michael C. Slagle, a director of the Company. The Company provides medical benefits on a self-insurance basis for its employees and procures administrative services and excess individual and aggregate stop loss insurance for this program through Minnesota Benefit Planners. The Company paid approximately $397,000 in gross insurance premiums and administrative fees in fiscal year 1997 through March 31, 1997 for such coverage. Mr. Slagle earned approximately $23,000 in commissions during fiscal year 1997 on these services.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4, and 5.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1997, all
Section 16(a) filing requirements applicable to its insiders were complied with, with the exception of an untimely Form 4 subsequently filed by Bernt M. Tessem, a director of the Company.

                        APPROVAL OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

     Grant Thornton LLP has been reappointed by the Board of Directors as the Company's auditors for the current year. Although shareholder approval is not required, it is the policy of the Board of Directors to request shareholder ratification of the appointment or reappointment of auditors.

     A representative of Grant Thornton LLP will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement and will be available to respond to appropriate questions. The Board of Directors recommends that the shareholders vote "for" the proposal to approve the reappointment of Grant Thornton LLP, and the endorsed proxy will be so voted unless a contrary vote is indicated. In the event the reappointment of Grant Thornton LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" REAPPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                              SHAREHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit shareholders of a company, after notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Innovex, Inc. 1999 Annual Meeting of Shareholders is expected to be held on or about January 22, 1999 and proxy materials in connection with that meeting are expected to be mailed on or about December 18, 1998. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before August 16, 1998.


                                     GENERAL

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented. The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended September 30, 1997. A copy of Form 10-K, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing from the Company at the address noted on the first page of this Proxy Statement.

                                        By Order of the Board of Directors,


                                        Mary E. Curtin,
                                        SECRETARY TO THE BOARD

                                  INNOVEX, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 22, 1998


The undersigned hereby appoints Thomas W. Haley and Michael C. Slagle, or either of them, as proxies with full power of substitution to vote all shares of stock of Innovex, Inc. of record in the name of the undersigned at the close of business on December 12, 1997, at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on January 22, 1998, or at any adjournment or adjournments thereof, hereby revoking all former proxies.


1. ELECTION OF DIRECTORS:

  [ ] FOR all nominees listed below            [ ] WITHHOLD AUTHORITY to
     (except as marked to the contrary).         vote for all nominees listed
                                                 below.

  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
               STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

      GERALD M. BESTLER, MARY E. CURTIN, WILLIS K. DRAKE, THOMAS W. HALEY,
           WILLIAM J. MILLER, MICHAEL C. SLAGLE, AND BERNT M. TESSEM

2. PROPOSAL TO RATIFY APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                         (MUST BE SIGNED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSAL IF THERE IS NO SPECIFICATION.


                                                Dated:                  , 19
                                                      -----------------     --

                                                ------------------------------
                                                           (Signature)

                                                ------------------------------
                                                           (Signature)


                                                Please sign name(s) exactly as
                                                shown at left. When signing as
                                                executor, administrator, trustee
                                                or guardian, give full title as
                                                such; when shares have been
                                                issued in names of two or more
                                                persons, all should sign.